EXHIBIT 4

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the shares of ReliaStar Financial Corporation and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.

Date: May 5, 2000

                                       ING GROEP N.V.


                                       By: /s/ B. Scott Burton
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                                          Attorney-in-fact


                                       ING AMERICA INSURANCE HOLDINGS, INC.


                                       By: /s/ B. Scott Burton
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